Information contained herein, marked with [***], is being filed pursuant to a request for confidential treatment.

                                                                   Exhibit 10.29



                        POWER PURCHASE AND SALE CONTRACT




                                     BETWEEN



                     JIAOZUO WAN FANG POWER COMPANY LIMITED


                                       AND


                              JIAOZUO ALUMINUM MILL








                           Dated as of April 26, 1996

                                TABLE OF CONTENTS



SECTION 1.    DEFINITIONS AND EXPLANATION OF TERMS.

SECTION 2.    TERM OF CONTRACT

SECTION 3.    CONDITIONS TO OBLIGATIONS

SECTION 4.    SALE AND PURCHASE

SECTION 5.    OPERATION AND MAINTENANCE

SECTION 6.    OUTAGES

SECTION 7.    EMERGENCIES

SECTION 8.    INTERCONNECTION

SECTION 9.    MEASUREMENT OF ELECTRIC ENERGY

SECTION 10.   CHANGE IN LAW

SECTION 11.   METHOD OF PAYMENT

SECTION 12.   FORCE MAJEURE

SECTION 13.   EVENTS OF DEFAULT.

SECTION 14.   WAIVER

SECTION 15.   CONCILIATION AND ARBITRATION

SECTION 16.   REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

SECTION 17.   LIABILITY OF PARTIES

SECTION 18.   ASSIGNMENT

SECTION 19.   AMENDMENT OF CONTRACT

SECTION 20.   LANGUAGE

SECTION 21.   NOTICES

SECTION 22.   APPLICABLE LAW

SECTION 23.   SEVERABILITY
                                      (i)

SECTION 24.   ENTIRE AGREEMENT

SECTION 25.   NO THIRD PARTY BENEFICIARIES

SECTION 26.   CONSTRUCTION



APPENDIX A    PRICING

APPENDIX B    POINTS OF INTERCONNECTION

APPENDIX C    TECHNICAL LIMITS

APPENDIX D    CAPACITY TEST PROCEDURES


                                      (ii)

          This Power Purchase and Sale Contract (this "Contract") is entered into as of April 26, 1996, by and between JIAOZUO ALUMINUM MILL ("Purchaser") and JIAOZUO WAN FANG POWER COMPANY LIMITED ("Seller").


                                    RECITALS

          A. Seller intends to construct, finance, own, manage, operate and maintain a coal-fired electric generating facility to be located in Jiaozuo City, Henan Province, China, consisting of two 125 megawatt coal-fired electric generating units.

          B. Seller wishes to make available and sell and Purchaser desires to receive and purchase electricity from the Facility.

          C. In consideration of the premises and of the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:


                                    AGREEMENT


                                    SECTION 1

                      DEFINITIONS AND EXPLANATION OF TERMS

          As used in this Contract (including the Appendices hereto), the following capitalized terms (in the English version hereof) and underlined terms (in the Chinese version hereof) shall have the meanings set forth below.

          "Bankruptcy" means, with respect to a party, (i) a party makes a general assignment for the benefit of its creditors; (ii) a party takes any action for its winding-up or liquidation or for the appointment of a receiver, trustee or similar officer of it or of any of its revenues and assets; or (iii) a party consents to any of the actions described in clause (ii) being taken against it.

          "Business Day" means any day on which Bank of China are open for business in Jiaozuo City, Henan Province, China.

          "Change in Law" has the meaning given such term in Section 10.

          "Commercial Operation Date" or "COD" means either or both of the Unit One COD and the Unit Two COD.

          "Construction Contract" means the Contract for Engineering,

Procurement and Construction Services to be entered into for the design, engineering and construction of the Facility.

          "Coordination  Committee"  has the meaning  given that term in Section
 5.8.

          "Dispatch Contract" has the meaning given that term in Section 3.

          "Dollar" or "$" means the lawful currency of the United States of America.

          "Energy Payment" means the Energy Payment described in Appendix A.

          "Facility" means the coal-fired electric generating facility to be constructed, financed, owned and operated by Seller and located in Jiaozuo
 City, Henan Province, China consisting of two coal boilers and two steam turbine generating units each with an expected capacity of approximately 125 megawatts and an aggregate expected capacity of approximately 250 megawatts as well as all associated fuel handling and transport and generation equipment and components.

          "Facility Site" means that real property located in Jiaozuo City, Henan Province, China on which the Facility is to be located.

          "Force Majeure" means any of the following events, which cause either or both of the parties to be unable to perform its or their obligations under this Contract: war, hostility, public disturbance, strikes, other labor disputes and work stoppages, failure or interruption of transportation or other utilities, epidemic, fire, flood, earthquake, storm, tidal wave or other acts of nature, and all other similar events beyond the control of the parties affected thereby.

          "Governmental Instrumentality" means the government of the People's Republic of China or any province, municipality or other political subdivision, instrumentality, ministry, department, agency, court, authority, corporation which has authority to exercise governmental functions or commission under the direct or indirect control of any such body.

          "Grid" means the power grid under the control of the Henan Electric Power Corporation.

          "HEPC" means the Henan Electric Power Corporation.

          "Joint Venture Contract" means the Cooperative Joint Venture Contract for the Jiaozuo Wan Fang Power Company Limited between Purchaser and Jiaozuo Power Partners, L.P.

          "Minimum Take" means (i) for the period beginning on the Unit One Testing Date and ending on the date immediately preceding the Unit Two

----------
[*** Filed separately with the Commission pursuant to a request for confidential treatment.]


Testing Date, the kilowatt-hour amount equal to the product of (x) [***] kilowatts multiplied by (y) [***]% multiplied by (z) the number of hours in this period; (ii) for the period beginning on the Unit Two Testing Date (if such date is not the first day of a calendar year) and ending on the last day of the calendar year in which the Unit Two Testing Date occurs, the kilowatt-hour amount equal to the product of (x) [***] kilowatts multiplied by (y) [***]% multiplied by (z) the number of hours in this period; and (iii) for each calendar year thereafter, the kilowatt-hour amount equal to the product of (x) [***] hours multiplied by (y) [***] kilowatts, except that for the calendar year during which the expiration date of this Contract occurs (if such expiration date is not the last day of such calendar year), the Minimum Take means the kilowatt-hour amount equal to the product of (x) [***] kilowatts multiplied by
(y) [***]% multiplied by (z) the number of hours in such calendar year prior to the expiration date; provided that Seller may adjust the Minimum Take for any year by adjusting the kilowatt numbers in clauses (i), (ii) and (iii) above so long as Seller notifies Purchaser in writing of such adjustment at least thirteen months before such adjustment takes effect. Purchaser may also request Seller to adjust the Minimum Take for any calendar year, provided that Purchaser makes such request at least thirteen months prior to the beginning of such calendar year.

          "New Mill" means Purchaser's aluminum production facility located at Daiwang Zhen, Jiaozuo City, including the existing production lines with an annual capacity of 40,000 tons of aluminum and any new aluminum production lines to be added by Purchaser to such facility or any other facility.

          "Old Mill" means Purchaser's aluminum production facility located in the city of Jiaozuo with an annual capacity of 13, 000 tons of aluminum.

          "Permit"  means  any  permit,  license,  approval,   consent,  waiver,
 authorization or other requirement required in connection with the Project from any Governmental Instrumentality under applicable laws or regulations.

          "Permit Event" means (i) any Permit not being granted upon application having been duly made; (ii) any Permit ceasing to remain in full force and effect, or not being renewed upon application having been duly made or being renewed upon terms and conditions which are less favorable to Seller than those originally imposed; (iii) the attachment to any Permit subsequent to its grant of any terms or conditions which adversely affect any of Seller's rights or the performance by Seller of any of its obligations; or (iv) the requirement of any Permit not required as of the date of this Contract.

          "Points of Interconnection" means the physical points on the Facility Site as described in Appendix B at which interconnection is made between the Facility and Purchaser, such points being subject to the requirements set out in Appendix C.

          "Power Purchase and Sale Contract" means the Power Purchase and Sale Contract between Seller and HEPC.

          "Project" means the Facility, the Facility Site, and all other equipment and property that may become part of either of the foregoing.

          "Prudent Electrical Practices" means those codes, rules and regulations stipulated by the Ministry of Electric Power of the People's Republic of China or other relevant Governmental Instrumentality in respect of power plant operation and maintenance, control or other related matters. Where there are no such codes, rules and regulations, "Prudent Electrical Practices" means those practices that are generally accepted for use in the international electric utility industry and commonly used in safe and prudent electric utility engineering and operations to design, engineer, construct, test, operate and maintain equipment.

          "Purchaser Energy Payment" means the Energy Payment per kilowatt hour described in Appendix A times the number of kilowatt hours delivered for the relevant period as measured pursuant to Section 9.

          "Rated Capacity" means the capacity (expressed in kilowatts (kW)) of the two 125 megawatt units of the Facility to generate energy, as determined in a completed performance test conducted for each such unit prior to its COD in accordance with the test procedures contained in Appendix D.

          "RMB" or "Renminbi" means the lawful currency of the People's Republic of China.

          "Scheduled Outage" means a planned interruption of the Facility's generating capability that has been scheduled in advance and is for inspection, testing, preventive maintenance, repairs or replacement.

          "Shortage Period" has the meaning given such term in Section 7.2.

          "Technical Limits" means the limits and constraints relating to the operation and maintenance of the Facility, as described in Appendix C.

          "Testing Date" means either or both of the Unit One Testing Date and the Unit Two Testing Date.

          "Testing Period" means, for each unit of the Facility, the period commencing on the date on which, in the opinion of Seller and as set forth in a certificate to be delivered by Seller to Purchaser, such unit is capable of producing energy for sale to Purchaser (whether or not Purchaser has completed construction of the interconnection described in Section 8.2) and ending on the Commercial Operation Date for such unit.

          "Unit One Commercial Operation Date" or "Unit One COD" means the first date following the Testing Period for the first unit of the Facility to be completed on which such unit, in the opinion of Seller and as evidenced by the completion of a performance test during the Testing Period, is capable of producing and delivering, and does produce, energy for sale to Purchaser pursuant to the terms and conditions of this Contract, as set forth in a certificate to be delivered by Seller to Purchaser.

          "Unit One Testing Date" means the date on which the Testing Period for the first unit of the Facility to be completed commences.

          "Unit Two Commercial Operation Date" or "Unit Two COD" means the first date following the Testing Period for the second unit of the Facility to be completed on which such unit, in the opinion of Seller and as evidenced by the completion of a performance test during the Testing Period, is capable of producing and delivering, and does produce, energy for sale to Purchaser pursuant to the terms and conditions of this Contract, as set forth in a certificate

[*** Filed separately with the Commission pursuant to a request for confidential treatment.]


to be delivered by Seller to Purchaser.

          "Unit Two Testing Date" means the date on which the Testing Period for the second unit of the Facility to be completed commences.

          "Unscheduled Outage" means any interruption of the Seller's generating capability that is not a Scheduled Outage except any interruption caused by Seller in bad faith which results in damages to Purchaser.


                                    SECTION 2

                                TERM OF CONTRACT

          This Contract shall become effective upon signing by the parties. Unless terminated pursuant to Section 13, this Contract shall continue in effect until the date that is [***] years after the Business License (as defined in the Joint Venture Contract) is issued to Seller (including [***] years of construction).


                                    SECTION 3

                            CONDITIONS TO OBLIGATIONS

          The obligations of Purchaser and Seller under this Contract are conditioned upon (i) execution by Seller and the HEPC of the Power Purchase and Sale Contract and of a mutually satisfactory dispatch and interconnection contract in respect of the Facility (the "Dispatch Contract") and (ii) receipt of all applicable approvals from all relevant Governmental Instrumentalities of the electricity pricing formula set forth in Appendix A and, if required, of this Contract, the Power Purchase and Sale Contract and the Dispatch Contract.

                                    SECTION 4

                                SALE AND PURCHASE

4.1 (A) In accordance with the terms and conditions of this Contract, from and after the Unit One Testing Date, Seller agrees to sell, and Purchaser agrees to purchase, all of the New Mill's and, after the completion of the connecting lines between the Facility and the Old Mill, the Old Mill's electricity requirements from the Facility (whether such lines will be built shall be decided by Purchaser), provided, however, that (i) Seller shall not be obligated to provide at any time more than the capacity number (in kilowatts) used to calculate the Minimum Take; and (ii) Seller's obligations to sell energy to Purchaser are subject to Seller's obligations under the Power Purchase and Sale Contract. Purchaser may not purchase any electricity from any third party unless and only to the extent the Facility is unable to provide all of the New Mill's and, after the completion of the connecting lines between the Facility and the Old Mill, the Old Mill's electricity requirements. If Purchaser anticipates any material change in its demand for power, it shall notify Seller immediately. Upon written request by Purchaser, Seller may (but shall not be obligated to) adjust the capacity number (in kilowatts) used to calculate the Minimum Take. From and after the Unit One Testing Date, Purchaser shall pay Seller for energy by making Purchaser Energy Payments in accordance with (i) the Approval Reply Concerning the Method for Calculating the Price for the Electricity Sold to the Grid from Jiaozuo Wan Fang Power Company Limited (2x125MW Units) by the Henan Provincial Pricing Bureau (Yu Jia Gong Zi No. 088 (1998)) including its Appendix, Method for Calculating the Price for the Electricity Sold to the Grid from Jiaozuo Wan Fang Power Company Limited (attached hereto as Appendix A) and
(ii) Section 11, provided that the price for energy sold hereunder shall be the same as the price for energy sold to HEPC pursuant to the Power Purchase and Sale Contract.

          (B) The parties acknowledge that the minimum output of energy to be purchased by Purchaser during any period shall not be less than the Minimum Take applicable to that period. If for any reason (except a Force Majeure event affecting Purchaser) Purchaser does not purchase the Minimum Take in any period, Purchaser shall nevertheless be obligated to make Purchaser Energy Payments to Seller in the amounts which would have been due had Purchaser purchased the Minimum Take in such period, i.e., Purchaser shall still pay the Purchaser Energy Payment in respect of the amount of such shortfall (assuming the Facility would have operated at full Rated Capacity), provided that such Purchaser Energy Payment shall not include any amounts in respect of the Fuel Charge (as defined in Appendix A). The amount of such payment shall be calculated and made within 30 days after the end of the relevant period. If during the course of any period it could be reasonably expected that Seller may have difficulty delivering the Minimum Take as a result of Force Majeure or Change in Law, Seller shall have the right to revise the power supply schedule already agreed to by Seller and Buyer so as to permit Seller to deliver as much energy as possible in order to achieve the Minimum Take.

          (C) After the Unit Two Commercial Operation Date, Seller shall endeavor to provide power to Purchaser constantly throughout the year, subject to the Technical Limits, Prudent Electrical Practices and Seller's obligations under the Power Purchase and Sale Contract and the Dispatch Contract.

                                    SECTION 5

                            OPERATION AND MAINTENANCE

5.1  Subject  to the  requirements  in  Section  4.1(A)  and  the  Minimum  Take requirements in Section 4.1(B), (i) on or prior to July 31 of each year, Purchaser shall provide Seller in writing with Purchaser's annual plan of power demand (in both kilowatts and kilowatt hours) for the following year, and Seller may, in consultation with Purchaser, modify such plan in writing on or prior to November 30 of each year; (ii) on or prior to the first day of March, June, September and December, Purchaser shall provide Seller in writing with
Purchaser's quarterly plan of power demand (in both kilowatts and kilowatt hours) for the following quarter, and Seller may, in consultation with Purchaser, modify such plan in writing on or prior to the last day of March, June, September and December; and (iii) on or prior to the first day of each month, Purchaser shall provide Seller in writing with Purchaser's monthly plan of power demand (in both kilowatts and kilowatt hours) for the following month, and Seller may, in consultation with Purchaser, modify such plan in writing on or prior to the last day of each month.

5.2 Purchaser shall follow the plans (as modified by Seller) referred to in clause 5.1. If Purchaser plans or anticipates any change exceeding + or - 3% of such plans, Purchaser shall immediately submit a written application to Seller for such planned or anticipated change. Seller shall make reasonable efforts to satisfy Purchaser's application, having regard to, among other things, Purchaser's needs, the Technical Limits, Prudent Electrical Practices and Seller's obligations under the Power Purchase and Sale Contract and the Dispatch Contract.

5.3 If there is any change in Purchaser's operation which has an unexpected material impact on Purchaser's power consumption, Purchaser shall immediately notify Seller of such change and shall coordinate with Seller with a view to minimizing any adverse effect of such change, provided, however, no such change shall in any way affect Purchaser's obligation to purchase the Minimum Take or its obligation to purchase all the New Mill's and, after the completion of the connecting lines between the Facility and the Old Mill, the Old Mill's electrical requirements from Seller as provided in Section 4.1(A).

5.4 Upon Seller's request, Purchaser shall provide daily, monthly and annual summary reports to Seller concerning Purchaser's operating condition and its power consumption.

5.5 If, due to any reason including any reason involving the Grid, Seller is unable to provide power in accordance with plans agreed upon by Seller and Purchaser, Seller shall immediately notify Purchaser in writing.

5.6 Seller shall cause the Facility to be operated and maintained in accordance with Prudent Electrical Practices and this Contract.

5.7 Seller shall establish and provide to Purchaser a copy of the initial technical limits 30 days prior to the expected Unit One Testing Date and shall notify Purchaser immediately in writing of any change to the technical limits.

5.8 The parties shall establish a coordination committee (the "Coordination Committee"), consisting of two representatives from each party. Responsibilities of the Coordination Committee shall include coordination between the parties on such issues as the construction of the Facility, the connection of the Facility with Purchaser, Purchaser's power consumption plan and Seller's Scheduled Outages and Unscheduled Outages. The Coordination Committee shall meet on a regular basis. If either party notifies the other party that it wishes to hold a meeting of the Coordination Committee in addition to the regular meetings, the parties shall hold such a meeting as soon as practical.

                                    SECTION 6

                                     OUTAGES

6.1 Seller may schedule a Scheduled Outage at any time so long as Seller provides Purchaser with a 30 days prior written notice. In the event that a Scheduled Outage is caused by any action or omission of the Grid and it is not feasible to provide such 30 days prior written notice, Seller shall provide to Purchaser a written notice with respect to the Scheduled Outage as soon as practicable.

6.2 Seller shall provide Purchaser with an estimate of the nature, duration and scope of any Scheduled Outage.

6.3 As the need for any Unscheduled Outage is determined, Seller shall promptly provide Purchaser with an estimate of the nature, duration and scope of such outage. Seller will not be considered in default under this Contract as a result of any Unscheduled Outage.

6.4 After the Unit Two Testing Date, if an outage occurs with respect of both units of the Facility, Seller shall immediately notify Purchaser. Upon Purchaser's request, Seller shall apply to HEPC to provide power to Purchaser pursuant to agreement already reached between Purchaser and HEPC. In the event that HEPC agrees to provide power to Purchaser, Seller shall, pursuant to arrangements to be made between the parties hereto, transmit to Purchaser power purchased by Purchaser from HEPC by using Seller's connecting lines with the Grid. In the event that HEPC refuses to provide power to Purchaser, Seller shall not have any liability.

                                    SECTION 7

                                   EMERGENCIES

7.1 Seller shall provide Purchaser with a copy of the emergency procedure agreed to by Seller and HEPC for the Facility at least 30 days before the Unit One Testing Date.

7.2 Seller shall, during any period of shortage of energy that Purchaser sustains (a "Shortage Period"), at the request of Purchaser, use all reasonable efforts to supply such energy as the Facility is able to generate during such period within the Technical Limits and in accordance with Prudent Electrical
Practices. If a Scheduled Outage would occur at the same time as a Shortage Period, Seller shall, upon the request of Purchaser, use all reasonable efforts to reschedule the Scheduled Outage or, if the Scheduled Outage has begun, restore energy production as soon as possible.

                                    SECTION 8

                                 INTERCONNECTION

8.1 Energy produced by Seller and sold to Purchaser pursuant to this Contract shall be made available and delivered by Seller to Purchaser at the Point of Interconnection.

8.2 Purchaser shall at its own expense design, construct, control, operate and own all interconnection equipment located beyond the Point of Interconnection. Such interconnection will be completed and capable of transmitting electricity at least 150 days prior to the Unit One Testing Date. The cost of additions or changes to any of Purchaser's substations, transformers, transmission lines, or any other portions of Purchaser as a result of Purchaser's purchase of electricity under this Contract or other changes required by Purchaser shall be borne entirely by Purchaser. Purchaser shall not be liable for obtaining power to commission and energize the Facility.

8.3 Seller shall be responsible at its own expense for the engineering, design and construction of the interconnection from the Facility to the Point of Interconnection. Seller shall provide two Points of Interconnection 150 days prior to the Unit One Testing Date and a third Point of Interconnection 150 days prior to the Unit Two Testing Date. All these three points shall be hot stand-bys to one another.

8.4 Purchaser shall provide to Seller within 90 days after the execution of this Contract a report with respect to the level of harmonics produced by its rectifying equipment. If the level of harmonics exceeds that specified by the power industry, Purchaser shall purchase and install at its own cost needed harmonic filtering equipment. The harmonics content should comply with the Electrical Energy Quality and Public Grid's Harmonics promulgated by the State Technology Monitoring Bureau in 1993 or the latest applicable regulations on harmonics content.

8.5 As soon as the initial testing of the first unit of the Facility is completed, Purchaser shall, at its cost, change the 110 kV lines which supply power to Purchaser from the Grid at the time of the execution of this Contract over to the Point of Interconnection so that the Facility can supply power to Purchaser directly starting from the Unit One Testing Date. Such lines are further described in Appendix B.

                                   SECTION 9

                         MEASUREMENT OF ELECTRIC ENERGY

9.1 All measurements of energy delivered by Seller to Purchaser shall be made at various outlet lines at the high-voltage side of the Point of Interconnection by suitable kilowatt and dual-direction active and reactive power kilowatt-hour meters. Seller shall install, own and operate two sets of meters in conformity with Purchaser's metering standards and operating procedures and Prudent Electrical Practices (except that Purchaser shall be responsible for reading the meters at midnight 12 o'clock on the last day of each month with representatives of Seller being present). Purchaser's representative shall sign a written statement of each meter reading at the time of reading the meters. One set of such meters will be the primary meters and the other set will be the back-up meters. Readings on the primary meters will be the measurement of energy delivered. Testing, calibrating and recalibrating of metering equipment will be in accordance with Prudent Electrical Practices and performed jointly by representatives of Purchaser and Seller under the supervision and direction of the electric energy measurement authority of Henan Province, China. Neither Seller nor Purchaser may change the metering facilities for the Facility without the consent of the other party.

9.2 If either party disputes a meter's accuracy or condition, it shall so advise the other party in writing. The other party shall, within 15 days after receiving such notice, advise the disputing party in writing as to its position concerning the meter's accuracy. If the parties are unable to resolve their disagreement, then they shall engage either the electric energy measurement authority of Henan Province, China or an unaffiliated, qualified third party to test the meter. Should the meter be found in good order and registering accurately (within the standard set forth in Section 9.4), the disputing party shall bear the cost of inspection; otherwise the cost shall be borne by the owner of the meter.

9.3 Seller agrees to repair and recalibrate any malfunctioning meter at its own expense as soon as reasonably possible.

9.4 If the primary meter used to measure energy fails to register, the back-up meter will be used to measure energy. If the difference in measurements made by the primary meter and the back-up meter exceeds 0.5 percent of the energy measured by the primary meter in any month, the meters shall be repaired and recalibrated and an adjustment shall be made correcting all measurements made by the inaccurate or defective meter for the amount of the inaccuracy in that month, in the following manner:

          (A) As may be agreed upon by the parties, or

          (B) In the event that the parties cannot agree on the amount of the adjustment necessary to correct the measurements made by any inaccurate or defective meter, the parties shall use the back-up meter, if installed and registering accurately, to determine the amount of such inaccuracy, provided, however, that such meter is tested in the same manner as the primary meter. In the event that the back-up meter is also found to be inaccurate by more than 0.5 percent, then the parties shall use the Purchaser's meter on the far end of the interconnection line, if such meter is believed by the parties to be operating properly, adjusted for reasonable line losses. In the event there is not agreement as to the accuracy of this set of meters, the parties shall estimate the amount of the necessary adjustment referring to operating data maintained in the Facility's control system.

          (C) In the event the parties cannot agree on the actual period during which the inaccurate measurements were made, the period for which the measurements are to be adjusted shall be the last one-half of the period from the last previous test of the meter.

          (D) To the extent the adjustment period covers a period of deliveries for which payment has already been made by Purchaser, Seller shall use the corrected measurements to recompute the amount due and Seller or Purchaser, as applicable, shall make up the difference between the paid and recomputed amounts. Payment of such difference by the owing party shall be made not later than 30 days after such party receives notice of the amount due. If such payment is not made in full prior to the end of this 30-day period, a late fee will be payable by the owing party equal to 0.04% of such unpaid amount for each day in the first 60 days such amount remains unpaid and equal to 0.08% for each day thereafter. Any payment of such unpaid amounts shall be applied first to payment of the late payment interest charge and then to the principal amount outstanding.


                                   SECTION 10

                                  CHANGE IN LAW

          If a Change in Law occurs which requires new capital expenditures for the Project, increases Seller's operating costs of the Project, imposes restrictions upon Seller's operation of the Project which deny Seller the full economic benefit of this Contract or interferes with Seller's performance of its obligations hereunder, the price of energy shall be adjusted and submitted for approval pursuant to the formula set forth in Appendix A so as to place Seller in the same economic position as if such Change in Law had not occurred. A certificate of Seller setting forth the basis for determination of such payment adjustment shall be delivered to Purchaser. As used herein, "Change in Law" shall mean any Permit Event, any change in any law, statute, ordinance, rule, regulation or Prudent Electrical Practices (including the adoption of any new law, statute, ordinance, rule, regulation or Prudent Electric Practices) or interpretation thereof by any Governmental Instrumentality from those in effect on the date of execution of this Contract, or any prohibition or acts by government or public agency which causes either or both of the parties to be unable to perform its or their obligations hereunder.


                                   SECTION 11

                                METHOD OF PAYMENT

11.1 On or before the fifth Business Day of each calendar month beginning with the first full calendar month after the Unit One Testing Date, Seller shall submit to Purchaser a billing statement showing the amount payable by Purchaser hereunder as Purchaser Energy Payments, and the calculation thereof, with respect to the immediately preceding month. Purchaser shall pay such amounts within 20 calendar days after Purchaser's receipt of the billing statement. Payment shall be made by transfer to Seller's account in a bank to be designated by Seller.

11.2 Notwithstanding the foregoing, if a Purchaser Energy Payment is not paid in full to Seller on or before the close of business on the date due, a late fee will be payable by Purchaser equal to 0.04% of such unpaid amount for each day in the first sixty days such amount remains unpaid or equal to 0.08% for each day thereafter. Any payments of such unpaid amount shall be applied first to payment of any late payment interest charge and then to the principal amount outstanding.

11.3 In the event Purchaser disputes all or any portion of any billing statement, Purchaser shall nevertheless pay the full amount when due and shall give written notice of the dispute to Seller. Such notice shall identify the disputed bill and contain a detailed statement of the amount and nature of the dispute. No adjustment shall be made for disputed amounts unless notice is given together with a detailed statement of the claim. A billing statement shall be deemed final and not subject to dispute by Purchaser if Purchaser has not delivered a notice disputing such billing statement within three months after Purchaser's receipt of such billing statement. Seller shall give prompt consideration to any dispute and shall notify Purchaser of its position within 30 days following receipt of Purchaser's written notice. If Seller shall not have responded to Purchaser within such 30 day period, Seller shall be deemed to have accepted Purchaser's position. Upon final determination of the correct amount and all necessary adjustments, any overpayment by Purchaser (together with interest thereon at a rate of 0.04% per day), shall be credited to Purchaser in the monthly billing statement next submitted to Purchaser.

11.4 All payments under this Contract shall be made in Renminbi.


                                   SECTION 12

                                  FORCE MAJEURE

12.1 If a party is wholly or partially unable to perform its obligations arising under this Contract due to Force Majeure, the party claiming Force Majeure shall give the other party written notice describing the Force Majeure event together with a certificate stating that such party is wholly or partially unable to perform its obligations under this Contract as a result of such Force Majeure event.

12.2 If, as a result of Force Majeure, a party is rendered wholly or partially unable to perform its obligations under this Contract, that party shall be excused to the extent so affected; provided that:

          (A) the suspension of performance shall be of no greater scope and of no longer duration than is required by the Force Majeure event;

          (B) no obligations under this Contract which shall have arisen before the Force Majeure event shall be excused as a result of the Force Majeure event;

          (C) no obligations to make payment shall be excused as a result of the Force Majeure event; and

          (D) the party claiming Force Majeure shall use its reasonable efforts to remedy its inability to perform.


                                   SECTION 13

                                EVENTS OF DEFAULT

13.1 Purchaser may give a notice of termination of this Contract upon the occurrence and continuance of any of the following events of default:

          (A) Bankruptcy of Seller;

          (B) Seller abandons the Project for a period of 12 consecutive months; or

          (C) Seller fails to perform any of its material obligations under this Contract which continues unremedied for 30 days after notice from Purchaser (or if such failure cannot be remedied within 30 days, such longer period not to exceed six months as may be reasonably necessary to remedy such failure);

provided, however, that Purchaser may not terminate this Contract as a result of any event listed above which is caused directly or indirectly by any action or omission by Purchaser, HEPC, any Governmental Instrumentality or any entity party to a Project Contract (as defined in the Joint Venture Contract) (including breach by Purchaser of its obligations under this Contract, breach by HEPC of its obligations under the Power Purchase and Sale Contract and breach by the coal supplier of the coal supply contract for the Project).

13.2 Seller may give a notice of termination of this Contract upon the occurrence and continuance of any of the following events of default:

          (A) Bankruptcy of Purchaser;

          (B) a Permit Event;

          (C) any Governmental Instrumentality fails to perform or repudiates any of its obligations under any of the documents set forth in Section 3 or any Permit;

          (D) any Governmental Instrumentality expropriates or threatens to expropriate Seller or any assets or rights of Seller or takes other action that adversely affects the enjoyment by Seller of its rights, or the performance by Seller of any of its obligations under this Contract;

          (E) Purchaser fails to pay when due any amount payable by Purchaser under this Contract;

          (F) Purchaser fails to perform any of its material obligations (other than payment obligations referred to in clause (E) above) under this Contract which continues unremedied for 30 days after notice from Seller; or

          (G) any Governmental Instrumentality imposes restrictions prohibiting or materially limiting Seller's or its principals' ability to repatriate profits or revenues from the Project outside China.

13.3 Any termination notice shall specify the event of default giving rise to the termination notice. Following the termination notice, the parties shall consult for a period of up to 90 days as to what steps shall be taken. At the expiration of the 90 day period and unless the parties shall have otherwise agreed or the event of default giving rise to the termination notice shall have been remedied, the party having given the termination notice may terminate this Contract by giving written notice to the other party, whereupon this Contract shall terminate on the date specified for termination in such notice.

13.4 In the event of any breach or default under this Contract other than a default referred to in Section 13.1, Purchaser shall not be relieved of any of its liabilities or obligations hereunder, including its obligation to make Purchaser Energy Payments whether becoming due before or after such breach or default and to pay any past due amounts.

13.5 Nothing in this Section 13 shall preclude Seller from exercising its rights under Section 10, if applicable, or any other rights or remedies hereunder. The rights upon default provided herein are cumulative and not exclusive of any other rights upon default available under Chinese law; provided that neither party shall have any right to terminate this Contract except as expressly provided in this Section 13.

                                   SECTION 14

                                     WAIVER

          Failure by either party to exercise any of its rights under this Contract shall not constitute a waiver of such rights. Neither party shall be deemed to have waived any right resulting from any failure to perform by the other party unless it has made such waiver specifically in writing.


                                   SECTION 15

                          CONCILIATION AND ARBITRATION

15.1 Dispute Settlement. Except as otherwise provided in this Contract, the parties shall attempt to settle any dispute arising out of or in connection with this Contract through friendly consultation between themselves. Such consultation shall begin promptly after one party has delivered to the other party a written request for such consultations. If the parties do not reach an amicable solution within 30 days of receipt of such notice, either party may, with notice to the other party, submit the dispute for binding arbitration in Beijing, China, under the auspices of the China international Economic and Trade Arbitration Commission ("CIETAC") in accordance with the CIETAC Arbitration Rules as in effect on the date of this Contract (except to the extent this Section 15 specifies different procedures, in which event such procedures shall govern the arbitration, including the selection of the arbitration panel). The parties agree that any dispute arising out of or in connection with this Contract shall be submitted exclusively to arbitration as provided in this
Section 15. Any settlement and award rendered through such an arbitration proceeding shall be final and binding upon the parties if the decision is in writing and contains a reasoned analysis explaining the arbitrators' reasons for rendering the award. The parties agree that the arbitral award may be enforced against the parties or their assets wherever they may be found and that a judgment upon the arbitral award may be entered in any court having jurisdiction thereof. Accordingly, the parties irrevocably agree that any action to enforce such judgment may be instituted wherever appropriate and each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have now or hereafter to the laying of the venue or the jurisdiction or the convenience of the forum of any such action and irrevocably submits generally and unconditionally to the jurisdiction of any such court in any such action.

15.2 Language. The arbitration shall be conducted in English and Chinese and the arbitration shall refer to the English and Chinese texts of this Contract.

15.3 Arbitrators. There shall be three arbitrators. The parties shall each select one arbitrator within 30 days after giving or receiving the demand for arbitration. The two arbitrators selected by the parties shall select the third arbitrator. If a party does not appoint an arbitrator who has consented to participate within 30 days after the selection of the first arbitrator, the relevant appointment shall be made by the arbitrating body. The costs of the arbitration shall be borne by the parties as determined by the arbitration tribunal, taking into account the relative merits of the positions of the parties.

15.4 Submission to Jurisdiction; Defenses. Each party is subject to civil and commercial law and irrevocably agrees that this Contract is a commercial rather than a public or governmental activity and neither party is entitled to claim immunity from legal proceedings with respect to itself or any of its assets on the grounds of sovereignty or otherwise under any law or in any jurisdiction where an action may be brought for the enforcement of any of the obligations arising under or relating to this Contract. To the extent that a party or any of its assets has or hereafter may acquire any right to immunity from any set-off, legal proceedings, attachment or execution of judgment on the grounds of sovereignty or otherwise, each party hereby irrevocably waives such right to immunity in respect of its obligations arising under or relating to this Contract.

15.5 Continued Performance. The parties hereby agree to carry out their respective obligations under this Contract, including without limitation all payment obligations, notwithstanding any pending dispute or controversy.


                                   SECTION 16

                  REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

16.1 Seller represents and warrants as follows:

          (A) it is a Sino-foreign cooperative joint venture duly organized and existing under the laws of the People's Republic of China;

          (B) it has full legal right, power and authority to execute, deliver and perform this Contract and the contracts and documents referred to in this Contract to which it is a party;

          (C) it has taken all appropriate and necessary action to authorize the execution, delivery and performance of this Contract and the contracts and documents referred to in this Contract to which it is a party; and

          (D) it has obtained all consents, approvals and authorizations necessary for the valid execution, delivery and performance of this Contract and the contracts and documents referred to in this Contract to which it is a party, provided, however, that Appendix A to this Contract is subject to the approval of the relevant price authorities before this Contract shall become effective.

16.2 Purchaser represents and warrants as follows:

          (A) it is a Chinese enterprise duly organized and existing under the laws of the People's Republic of China;

          (B) it has full legal right, power and authority to execute, deliver and perform this Contract and the contracts and documents referred to in this Contract to which it is a party;

          (C) it has taken all appropriate and necessary action to authorize the execution, delivery and performance of this Contract and the contracts and documents referred to in this Contract to which it is a party; and

          (D) it has obtained all consents, approvals and authorizations necessary for the valid execution, delivery and performance of this Contract and the contracts and documents referred to in this Contract to which it is a party, provided, however, that Appendix A to this Contract is subject to the approval of the relevant price authorities before this Contract shall become effective.

16.3 If from time to time a financial institution which is proposing to extend loan facilities or credit support to Seller reasonably requests any financial or other information, Purchaser will promptly provide such information.


                                   SECTION 17

                              LIABILITY OF PARTIES

17.1 Seller shall indemnify Purchaser and its officers, principals, directors, agents and employees from and against all direct damages to the extent arising from third party claims and losses for damage to property or injury to or death of persons arising from the negligence, bad faith or willful misconduct of Seller or its officers, principals, directors, agents or employees in connection with the performance of Seller's duties under this Contract or Seller's breach of this Contract. Such indemnity shall not apply to the extent that any claims or losses are caused by or arise out of any intentional or negligent act or omission, bad faith or willful misconduct by Purchaser or its officers, principals, directors, employees or agents.

17.2 Purchaser shall indemnify Seller and its principals, officers, directors, employees and agents from and against all direct damages to the extent arising from third party claims and losses for damage to property or injury to or death of persons arising from the negligence, bad faith or willful misconduct of Purchaser or its officers, principals, directors, employees or agents in connection with the performance of Purchaser's duties under this Contract or Purchaser's breach of this Contract. Such indemnity shall not apply to the extent that any claims or losses are caused by or arise out of any intentional or negligent act or omission, bad faith or willful misconduct by Seller or its principals, officers, directors, employees or agents.

17.3 Neither party nor its officers, principals, directors, employees or agents shall be liable to the other party or its officers, principals, directors, employees or agents for claims for incidental, consequential or indirect damages to persons or property, whether arising in tort, contract or otherwise, connected with or resulting from performance or non-performance under this Contract.

                                   SECTION 18

                                   ASSIGNMENT

          Assignments by either party of this Contract shall require the consent of the other party, provided, however, such consent shall not be unreasonably withheld.


                                   SECTION 19

                              AMENDMENT OF CONTRACT

          This Contract may be amended or modified only by an instrument in writing signed by both parties.


                                   SECTION 20

                                    LANGUAGE

          This Contract will be executed in four counterparts in both Chinese and English versions. Each version shall be of equal force and effect.


                                   SECTION 21

                                     NOTICES

          Any notice required or permitted to be given hereunder shall be in writing and shall be (i) personally delivered, (ii) transmitted by postage prepaid registered mail (airmail if international), (iii) transmitted by internationally recognized courier service, or (iv) transmitted by facsimile to the parties as follows, as elected by the party giving such notice:


                  (A)      In the case of Purchaser, to:

                           Jiaozuo Aluminum Mill
                           160 Tanan Road
                           Jiaozuo
                           Henan
                           China

                           Attention:  Mr. Jin Bao Qing
                           Facsimile No.:  (86-391) 393-3739
                           Telephone No.: (86-391) 393-3993

                  In the case of Seller, to:

                  (B)      In the case of Seller, to:

                           Jiaozuo Wan Fang Power Company Limited
                           Daiwang Zhen, Jiaozuo
                           Henan, China

                           Attention:
                           Facsimile No.:
                           Telephone No.:  391-329-3144

                           and

                           AES China Generating Co., Ltd.
                           9/F, Allied Capital Resources Building
                           32-38 Ice House Street
                           Central, Hong Kong

                           Attention:       Paul Hanrahan
                           Facsimile No.:   852-2530-1673
                           Telephone No.:  852-2842-5111

Except as otherwise specified herein, all notices and other communications shall be deemed to have been duly given on (i) the date of receipt if delivered personally, (ii) 7 days after the date of posting if transmitted by mail, (iii) 3 days after delivery to the courier if transmitted by courier, or (iv) the date of transmission with confirmed answer back if transmitted by facsimile, whichever shall first occur. Any party may change its address for purposes hereof by notice to the other party. All notices hereunder shall be in English and Chinese.


                                   SECTION 22

                                 APPLICABLE LAW

          This Contract shall be governed by and construed in accordance with the laws of the People's Republic of China.


                                   SECTION 23

                                  SEVERABILITY

          The invalidity of any provision or portion of this Contract will not affect the validity of the remainder of this Contract.

                                   SECTION 24

                                ENTIRE AGREEMENT

          This Contract contains the complete agreement between the parties with respect to the matters contained herein and supersedes all other agreements, whether written or oral, with respect to the matters contained herein.

                                   SECTION 25

                          NO THIRD PARTY BENEFICIARIES

Except as otherwise expressly stated herein, this Contract is intended to be solely for the benefit of Purchaser and Seller and their respective successors and permitted assigns and is not intended to and shall not confer any rights or benefits on any third party not a signatory hereto.

                                   SECTION 26

                                  CONSTRUCTION

          Unless otherwise stated, all references made in this Contract to "Sections" and "Appendices" shall refer, respectively, to Sections of, and Appendices to, this Contract. References herein to this Contract include the Appendices hereto. References herein to "month" and "year" shall mean calendar month and calendar year, respectively, unless otherwise specified.

          IN WITNESS WHEREOF, the parties, intending to be legally bound, have caused this Contract to be executed by their duly authorized representatives as of the day and year written above.


                                       JIAOZUO WAN FANG POWER COMPANY LIMITED

                                       By: /s/ Edward C. Hall, III
                                          -----------------------------------
                                            Name:
                                            Title:


                                       JIAOZUO ALUMINUM MILL

                                       By: /s/ [SIGNATURE ILLEGIBLE]
                                          -----------------------------------
                                            Name:
                                            Title:

                                   APPENDIX A



     Unless otherwise defined herein, capitalized terms (in the English version hereof) and underlined terms (in the Chinese version hereof) used but not defined in this Appendix A shall have the same meanings set forth in the Power Purchase and Sale Contract to which this Appendix A is attached.

     Energy Payment ("SP") shall be expressed in RMB per kilowatt hour. For each Base Output Period, as herein defined, the Energy Payment shall be calculated annually on the date which is 60 days prior to the end of each Calendar Year and shall be in accordance with the following formula:

         SP = (PC + FC + EC + QC + TC) x [1 + VAT Rate x (1 + OT Rate)]

     (1) "PC" is the Unit Production Charge which shall be expressed in RMB per kilowatt hour and shall be caluclated pursuant to the following formula:

PC = RMB Operation and Maintenance Costs + ($ Operation and Maintenance Costs x Conversion Factor)
--------------------------------------------------------------------------------
                                  Base Output


               +    Annual Depreciation Amount + Fuel Expenses
                   --------------------------------------------
                                    Base Output

Where:

The Unit Production Charge does not include VAT credit.

"Operation and Maintenance Costs" shall be, for each period referred to in the definition of Base Output below (each such period, a "Base Output Period"), all RMB and Dollar operation and maintenance costs of the Project for such period and shall include, without limitation, all costs of salaries, wages and benefits for the Chinese and foreign employees (including trade union contributions and relevant allocations not covered in After Tax Enterprise Profit Retention), management (including the management of Seller), maintenance, water, ash disposal, materials, dispatch service fee, environmental compliance, insurance premiums, land use, administration, ratable funding for major maintenance overhauls, interest on working capital, costs associated with the exchange of RMB for Dollars, and amortization of deferred expenses*. All costs will include estimates of price escalation for the applicable period.

     Operation and Maintenance Costs will be separated into costs budgeted to be actually incurred and payable in RMB (RMB Operation and Maintenance Costs) and in Dollars ($ Operation and Maintenance Costs) to be used in the formula for the Unit Production Charge.

[*** Filed separately with the Commission pursuant to a request for confidential treatment.]


----------
*    Deferred expenses will include costs to establish Seller, etc.


"Fuel Expenses" shall be, for each Base Output Period, budgeted amounts for all fuel costs, including all costs of fuel supply, transportation, exchange and storage, necessary for the Facility to produce the Base Output. All costs will include estimates of price escalation for the applicable period. The budgets for Fuel Expenses will include assumptions of the coal price per ton, the plant average consumption rate (in grams/kWh), coal quality and heat content and assumptions of the oil price per ton, oil quality and heat content and the annual oil consumption determined by the number of annual unit starts and other operations requiring oil.

         "Annual Depreciation Amount" =
         ------------------------------

              (Fixed Asset Total Book Value)  x  Classified Depreciation Rate;

Where:

"Fixed Asset Total Book Value" equals the total project cost to complete the Project including all compensation made in accordance with the construction contracts, construction management costs, any taxes or fees imposed on the Project, working capital, debt service reserves and all development fees unanimously agreed to by the investors in Seller. Also included in the total Project cost which is required for the completion of Project construction will be the interest accrued on all debt during construction and other relevant expenses.

"Classified Depreciation Rate" shall mean the depreciation rate determined according to the classified service life provided in the relevant document.

"Base Output" shall mean (i) for the period beginning on the Unit One Testing Date and ending on the date immediately preceding the Unit Two Testing Date, the kilowatt-hour amount equal to the product of the Rated Capacity of the first unit of the Facility multiplied by [***] % multiplied by the number of hours in this period; (ii) for the period beginning on the Unit Two Testing Date (if such date is not the first day of a calendar year) and ending on the last day of the calendar year in which the Unit Two Testing Date occurs, the kilowatt-hour amount equal to the product of the Rated Capacity of the two units of the Facility multiplied by [***] % multiplied by the number of hours in this period; and (iii) for each calendar year thereafter, the kilowatt-hour amount equal to the product of the Rated Capacity of the two units of the Facility multiplied by [***] hours, except that for the calendar year during which the expiration date of the Power Purchase and Sale Contract occurs (if such expiration date is not the last day of such calendar year), the Base Output shall be the kilowatt-hour amount equal to the product of the Rated Capacity of the two units of the Facility multiplied by [***] % multiplied by the number of hours in such calendar year prior to the expiration date.

"Conversion Factor" shall equal
                                      A-2

[*** Filed separately with the Commission pursuant to a request for confidential treatment.]

                                        (Average  Conversion  Rate(t) -
                                         Average  Conversion Rate(m - 1)
Average Conversion Rate(m) x [1 +  (-------------------------------------------]
                                           Average Conversion Rate(m - 1)

where:

  (m) shall mean the 30 day period immediately preceding the date of calculation

  (t) shall mean the 12 month period immediately prior to the date of calculation

  (m - 1) shall mean the 30 day period immediately preceding the 12 month period prior to the date of calculation

"Average Conversion Rate" shall equal the average of the Conversion Rate for each day over the applicable period.

"Conversion Rate" shall mean the closing selling exchange rate of Renminbi for Dollars published by the People's Bank of China (or any successor entity publishing such rate).

At such time as the Renminbi is freely convertible and an international market based forward rate is available, the Conversion Factor shall be set equal to such quoted forward exchange rate of Renminbi for Dollars which is six months from the beginning of each Base Output Period.

         (2) "FC" is the Unit Profit Charge Before Tax which shall be expressed in RMB per kilowatt hour and shall be calculated pursuant to the following formula:

                      FC =       Unit Profit
                               --------------
                             1 - Income Tax Rate


Unit Profit = (Foreign Party's Annual Profit          Chinese Party's
               x Conversion  Factor)                   Annual Profit
              -------------------------------  +  -----------------------  +
                       Base  Output                     Base Output


(Annual $ Debt Service  Payment x  Conversion  Factor) + Annual RMB Debt
 Service Payment
-------------------------------------------------------------------------  +
                                   Base Output


Annual  Depreciation  Loan  Repayment     After Tax Enterprise Profit Retention
-------------------------------------  +  -------------------------------------
            Base  Output                              Base Output



Where:

"Annual Profit" shall be the annual amounts listed on Exhibit A-1 which have been calculated to yield a projected [***] % financial internal rate of return on registered capital over the joint venture term of Seller.

"Registered Capital Contribution" shall be equal to the total registered capital, denominated in RMB, provided by Seller's joint venture partners through the Unit Two Commercial Operation Date.

"Annual $ Debt Service Payment" shall be an annual Dollar payment in an amount equal to the annual amount required to pay all principal on the Dollar denominated debt financing for the Project.

"Annual RMB Debt Service Payment" shall be an annual RMB payment in an amount equal to the annual amount required to pay all principal on the RMB denominated debt financing for the Project.

"After Tax Enterprise Profit Retention" shall be all amounts required pursuant to law to be set aside by Seller from the after-tax profits of the Project deposited in the Reserve Fund, Enterprise Development Fund and the Bonus and Welfare Fund for Staff and Workers, and any other similar funds required to be set up and funded by any other government entity in the future. After Tax Enterprise Profit Retention for each annual period shall be determined for each Base Output Period based on the amount of after-tax profits estimated by Seller for each such year.

"Income Tax Rate" shall be the actual percentage tax rate that will be applied to Seller in the Base Output Period.

"Annual Depreciation Loan Repayment" shall equal that portion of the annual depreciation fund which is used to pay the principal of the debt.

     (3) "OT Rate" is the Other Tax Rate which shall be the rate payable in respect of any taxes that Seller is obligated to pay other than VAT on production sales. Details of this component would be established upon the introduction of those new taxes. **

* Purchaser recognizes that the intent of this provision is to cause the Energy Payment to Seller to be adjusted so that the net amount received after payment of all taxes and fees other than VAT equals the net amount that would have been received had the taxes and fees not been imposed.

     (4) "VAT Rate" shall be the actual VAT rate applicable to Seller's sales revenues at Base Output.

     (5) "EC" is the Unit Financial Charge which shall be expressed in RMB per kilowatt hour and shall be calculated pursuant to the following formula:

                       EC =   Financial Expenses
                              ------------------
                                  Base Output

"Financial Expenses" shall mean, during the operation period of the Project, the interest of the loan for the construction of, and expenses incurred in financing the operations of the Project, projected on an annual basis. Financial Expenses related to the Dollar debt shall include interest, related fees and withholding taxes

[***  Filed   separately  with  the  Commission   pursuant  to  a  request  for
confidential treatment.]


(grossed up for taxes payable by Seller) imposed pursuant to relevant Chinese regulations on the Dollar denominated debt financing for the Project multiplied by Conversion Factor, that is:


     Financial Expenses related to the $ Debt Financing x Conversion Factor

RMB  Financial   Expenses  shall  include  interest  and  related  fees  on  RMB denominated debt financing for the Project.

     (6) "QC" is the Unit Net Non-Business Expenditures which shall be expressed in RMB per kilowatt hour and shall be calculated pursuant to the following formula:

        QC = Non-Business Expenditures - Non-Business Income
             -----------------------------------------------
                              Base Output

"Non-Business Expenditures" and "Non-Business Income" mean the amount of expenditures and income, respectively, of Seller which have no direct relation to the operation of the Project.

     (7) The Unit True-Up Charge ("TC") shall be expressed in RMB per kilowatt hour and shall be calculated pursuant to the following formula:

TC =    Cost Recovery Balance at the Time of Price Calculation X
         (1 + True-up Charge Interest Rate/2)
        --------------------------------------------------------
                               Base Output

Where:

"Cost Recovery Balance" for any given month, shall be equal to Cost Recovery Balance for the previous month x (1 + True-up Charge Interest Rate/12)

+ Cost Recovery for the month

- Cost Recovery Balance that has been absorbed in the Energy Payment, pursuant to a power price adjustment provided in this section.

"True-up Charge Interest Rate" shall equal [***] % per annum.

"Cost Recovery" shall equal the difference between the total sum of the actual costs and the total sum of the budgeted costs of all of the components contained in this price formula, which reflects economic changes in the underlying assumptions contained in the price formula. Factors which affect components in this price formula include, but are not limited to: (i) fuel price changes affecting Fuel Expenses; (ii) raw material price changes affecting Operation and Maintenance Costs; (iii) changes in the Conversion Rate affecting the Conversion Factor; (iv) changes to the type or rate of taxes affecting the Other Tax Rate, Income Tax Rate or VAT Rate, (v) changes in various funds which Seller is required to maintain affecting After Tax Enterprise Profit Retention; (vi) policy-related changes in expenditures (including a Change in Law) affecting any of the price formula components; and (vii) any other costs not within the control of Seller (except for increased costs due solely to operations in excess of the Base Output).

References in this Appendix A to annual periods shall be deemed to refer to the actual length of the relevant Base Output Period.

[***  Filed   separately  with  the  Commission   pursuant  to  a  request  for
confidential treatment.]



                                   APPENDIX A1
                                     PROFIT


Chinese Party Registered Capital                     132,911 (000 RMB)

Foreign Party Registered Capital                     37,364 (000 USD)

Registered Capital Contribution Date                 1-Jun-96

Commercial Operation Date                            1-Jan-98

Return on Investment During  Construction =

          Registered Capital Contributed X ([***] ^L)


Where: L equals the number of years of construction

Annual Profit = (Registered Capital contributed + Return on Investment During Construction) x IRR Factor

Where:

IRR FACTOR =       20          1
                   E     --------------
                   n=1   1/(1+ [***])^n


--------------------------------------------------------------------------------

     Foreign Party Annual Profit                 Chinese Party Annual Profit
  Year                 Amount (000 USD)       Year              Amount (000 RMB)



 [***]                      [***]             [***]                  [***]




The above numbers shall be adjusted to reflect the actual amount of Registered Capital Contributed, the actual date of Registered Capital Contribution and the actual Commercial Operation Date.

                                   APPENDIX B

                            POINT OF INTERCONNECTION

     The Point of Interconnection shall be at the 110 KV transmission frame towers located inside the south fence of the Seller's 110 KV switchyard.

                                   APPENDIX C

                                TECHNICAL LIMITS

1.   Electrical System Characteristics

     (a)  Voltage:          110 kV (equipment should be suitable for grid
                            voltage variations from 107 kV - 126 kV). During plant operation, Seller's main transformer output voltage shall coordinate with Purchaser's receiving voltage.

     (b)  Power Factor:     Power factor operating range at the 110 kV
                            Point of Interconnection is 0.85 (lag) to 1.0 power factor.

     (c)  Grid Frequency:   50 Hertz - 2.0 Hertz to + 1.0 Hertz

2. Individual Generating Unit Characteristics. The values contained in this Appendix C are based on achieving an installed capacity of 115 MW net per Unit. (Parasitic load has been deducted)

     (a)  Capacity of Generating Equipment.

          (i)    147 MVA generating capacity

          (ii)   125 MW continuous capacity

          (iii)  Generator main transformers are rated 150 MVA.

     (b) Start-up Times. Start-up times are from boiler light-off to full load, and do not include time for mobiliation and purging, for which fifteen (15) minutes minimum is required. Start-up times are minimum.

          Normal Operation

          Coal Start from ambient            10 hours
          Warm Start after 40 hours           7 hours
          shutdown
          Hot Start after 10 hours            4 hours
          shutdown

     (c)  Maximum Loading and Deloading Rates.

          Mode      Load      Ramp Rate
                    (MW)      (MW/min.)
          ----      ----      ---------
          Cold      0-20      0.17
          Cold      20-125    0.39

                                   APPENDIX D

                            CAPACITY TEST PROCEDURES


     Capacity Test to establish the Rated Capacity of a Unit will be the same test as described in Appendix D (Capacity Test Prodecures) of the Power Purchase and Sale Contract between Seller and Henan Electric Power Corporation. Purchaser agrees to accept the result of such capacity test.